EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

Board of Directors of Spartan Stores, Inc.
Grand Rapids, Michigan

We consent to the incorporation by reference in this Registration Statement of Spartan Stores, Inc. on Form S-4 of our reports dated June 4, 1999, appearing in the Annual Report on Form 10-K of Spartan Stores, Inc. for the year ended March 27, 1999 and to the reference to us under the heading "Experts" in the Prospectus and Joint Proxy Statement included in this Registration Statement.

/s/Deloitte & Touche LLP

May 15, 2000